Exhibit 10.3

Amendment to the Selling Agreement between
Allstate Life Insurance Company, ALFS, Inc., and
Allstate Financial Services, L.L.C. effective July 26, 1999

This Amendment shall modify your Selling Agreement (“Agreement”) with Allstate Life Insurance Company (“Allstate Life”) and Allstate Financial Services, L.L.C. (“AFS”) as set forth below and in the attached Schedule A.

The attached Schedule A shall replace any previous Schedule A for the same product or; shall be an addition to the current Schedule A if the product was not part of your Selling Agreement prior to the effective date of this Amendment.

The acceptance of an application for this product, on or after the effective date of this Amendment, is subject to the rules of Allstate Life and AFS and the provisions of your Agreement. By submission of an Allstate Life application, acceptance of commissions, and/or request for change of Agent of record and/or transfer of servicing to another firm in accordance with the Agreement, you agree to be bound by the provisions of this Amendment.

Effective date:       February 15, 2002

By:	/s/ John Hunter	/s/ Lisa A. Burnell

John Hunter		Lisa A. Burnell
Vice President		Assistant Vice President and
Allstate Life Insurance Company		Compliance Officer
ALFS, Inc.

SCHEDULE A

SCHEDULE OF COMMISSIONS

APPLICABLE FINANCIAL INSTITUTION:

APPLICABLE CONTRACTS:		Treasury-Linked Annuity issued on or after 1/31/02.

Allstate Financial Treasury-Linked Annuity
Flexible Premium Deferred Annuity

Compensation (based on age at premium payment);
Ages 0-80	5.25% of premium
Ages 81-85	4.20% of premium
Ages 86-90	2.625% of premium

Chargeback Upon Full or Partial Withdrawal (based on period since premium payment):

Months 1-12	100% of compensation paid on amount withdrawn in excess of the
“Free Withdrawal Amount”

No Commission Chargebacks upon Annuitization

Treasury Link-Master at 5.25% 1-31-02